Exhibit 99.1

OSG

OSG America L.P.	Press Release

For Immediate Release

OSG AMERICA L.P. ANNOUNCES SUSPENSION OF UNITHOLDER DISTRIBUTION

TAMPA, FL – October 29, 2009 – OSG America, L.P. (OSG America or the Partnership; NYSE: OSP), the largest operator of U.S. Flag product carriers and ocean-going barges transporting refined petroleum products, based on barrel-carrying capacity, today announced that its Board of Directors, in a four-to-three vote, has approved the suspension of the third quarter distribution to both common and subordinated unitholders. The three independent board members voted against the suspension of distributions to the common unitholders.

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About OSG America L.P.

OSG America L.P. is the largest operator of U.S. Flag product carriers and ocean-going barges transporting refined petroleum products, based on barrel-carrying capacity. OSG America has an operating fleet of 23 Handysize product carriers and tug barges that trade primarily in the Jones Act market. OSG America L.P.'s limited partner units are listed on the New York Stock Exchange and trade under the symbol "OSP." More information is available at www.osgamerica.com.

Contact

For more information contact Jennifer L. Schlueter, Vice President Corporate Communications and Investor Relations, OSG Ship Management, Inc. at +1 212.578.1699.